EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 23, 1999 included in Startec Global Communications Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.

                                   ARTHUR ANDERSEN LLP

Washington, D.C.
July 22, 1999